EXHIBIT 2.5




                   CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
CBL & Associates Properties, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-47041) of CBL & Associates Properties, Inc. of our report dated September 25, 1998, with respect to the statement of excess revenue over specific operating expenses of Meridian Mall which report appears in the Form 8-K/A of CBL & Associates Properties, Inc. dated November 10, 1998.

     KPMG Peat Marwick LLP
     Cleveland, Ohio
     November 6, 1998